Exhibit 5.1



                      [Boult Cummings Conners Berry PLC]



                                October 4, 2002

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee  37804

Vanderbilt ABS Corp.
500 Alcoa Trail
Maryville, Tennessee  37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee  37804

          Re:  Registration Statement on Form S-3
               $3,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates and Clayton Homes, Inc. Limited Guarantee
               -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Vanderbilt Mortgage and Finance, Inc. ("VMF"), Vanderbilt ABS Corp. ("VABS"), a special purpose subsidiary of VMF, and Clayton Homes, Inc. ("CHI") in connection with the Registration Statement on Form S-3 filed on October 3, 2002 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $3,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates (the "Certificates") and the Clayton Homes, Inc. Limited Guarantee (the "Limited Guarantee").

          Each series of such Certificates is proposed to be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") between VMF, as servicer, VMF, as seller, and either VMF, or in some cases VABS, as depositor, and a trustee (the "Trustee") to be identified in a prospectus supplement ("Prospectus Supplement") prepared and filed in connection with such series of Certificates.

          The Limited Guarantee may apply to certain of the Certificates, if so provided in the Prospectus Supplement for such class or series of Certificates.

          We have examined the Registration Statement and such other documents, agreements and instruments, and have reviewed such questions of law, as we have considered necessary and appropriate for purposes of rendering this opinion.

Vanderbilt Mortgage and Finance, Inc.
Vanderbilt ABS Corp.
Clayton Homes, Inc.
October 4, 2002
Page 2



          Based on the foregoing, we are of the opinion that:

          1. When each Pooling and Servicing Agreement has been duly executed and delivered by each party thereto, it will constitute a valid and binding obligation of VMF and VABS, if applicable, enforceable against VMF and VABS, if applicable, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          2. When the Certificates have been duly executed, delivered and authenticated and sold in accordance with the terms of a specific Pooling and Servicing Agreement and as described in the Registration Statement, such Certificates will be legally and validly issued, fully-paid and nonassessable and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

          3. When the Limited Guarantee has been duly executed and delivered by CHI, it will constitute a valid and binding obligation of CHI, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          This opinion is applicable only to the execution and delivery of Pooling and Servicing Agreements and the Limited Guarantee and the issuance of Certificates with respect to which we have participated as counsel. Further, we have assumed the accuracy and completeness of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of VMF and CHI and VABS, if applicable, acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Limited Guarantee and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement (including such exhibits incorporated therein which were previously filed with the Commission), and that such Certificates will be sold as described in the Prospectus Supplement described in the Registration Statement.

          We express no opinion as to the laws of any jurisdiction, other than the federal laws of the United States of America, the laws of the State of Tennessee and the General Corporation Law of the State of Delaware.

Vanderbilt Mortgage and Finance, Inc.
Vanderbilt ABS Corp.
Clayton Homes, Inc.
October 4, 2002
Page 3



          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                      Sincerely,

                                      /s/ Boult Cummings Conners Berry PLC